                                                               Exhibit 99.(k)(i)

                         STOCK TRANSFER AGENCY AGREEMENT

     AGREEMENT, made as of ________________, by and between ____________________
____________________, a statutory trust organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Customer"), and THE BANK OF NEW YORK, a New York trust company (hereinafter referred to as the "Bank").

                              W I T N E S S E T H:

That for and in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:

                                       m.
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the following meanings:

                             i. "Business Day" shall be deemed to be each day on which the Bank is open for business.

                             ii.     "Certificate" shall mean any notice,
                                     instruction, or other instrument in
                                     writing, authorized or required by this
                                     Agreement to be given to the Bank by the Customer which is signed by any Officer, as hereinafter defined, and actually received by the Bank.

                             iii.    "Officer" shall be deemed to be the
                                     Customer's Chief Executive Officer,
                                     President, any Vice President, the
                                     Secretary, the Treasurer, the Controller, any Assistant Treasurer, and any Assistant Secretary duly authorized by the Board of Directors of the Customer to execute any Certificate, instruction, notice or other instrument on behalf of the Customer and named in a Certificate, as such Certificate may be amended from time to time.

                             iv. "Shares" shall mean all or any part of each class of the shares of capital stock of the Customer which from time to time are authorized and/or issued by the Customer and identified in a Certificate of the Secretary of the Customer under corporate seal, as such Certificate may be amended from time to time, with respect to which the Bank is to act hereunder.

                                       n.
                               APPOINTMENT OF BANK

                             i.      The Customer hereby constitutes and
                                     appoints the Bank as its agent to perform the services described herein and as more particularly described in Schedule I attached hereto (the "Services"), and the Bank hereby accepts appointment as such agent and agrees to perform the Services in accordance with the terms hereinafter set forth.

                             ii. In connection with such appointment, the Customer shall deliver the following documents to the Bank:

                                       1.   A certified copy of the Certificate
                                            of Incorporation or other document
                                            evidencing the Customer's form of
                                            organization (the "Charter") and all
                                            amendments thereto;

                                       2.   A certified copy of the By-Laws of
                                            the Customer;

                                       3.   A certified copy of a resolution of
                                            the Board of Directors of the
                                            Customer appointing the Bank to
                                            perform the Services and authorizing
                                            the execution and delivery of this
                                            Agreement;

                                       4.   A Certificate signed by the
                                            Secretary of the Customer
                                            specifying: the number of authorized
                                            Shares, the number of such
                                            authorized Shares issued and
                                            currently outstanding, and the names
                                            and specimen signatures of all
                                            persons duly authorized by the Board
                                            of Directors of the Customer to
                                            execute any Certificate
                                            on behalf of the Customer, as such
                                            Certificate may be amended from time
                                            to time;

                                       5.   A Specimen Share certificate for
                                            each class of Shares in the form
                                            approved by the Board of Directors
                                            of the Customer, together with a
                                            Certificate signed by the Secretary
                                            of the Customer as to such approval
                                            and covenanting to supply a new such
                                            Certificate and specimen whenever
                                            such form shall change;

                                       6.   An opinion of counsel for the
                                            Customer, in a form satisfactory to
                                            the Bank, with respect to the
                                            validity of the authorized and
                                            outstanding Shares, the obtaining of
                                            all necessary governmental consents,
                                            whether such Shares are fully paid
                                            and non-assessable and the status of
                                            such Shares under the Securities Act
                                            of 1933, as amended, and any other
                                            applicable law or regulation (I.E.,
                                            if subject to registration, that
                                            they have been registered and that
                                            the Registration Statement has
                                            become effective or, if exempt, the
                                            specific grounds therefor);

                                       7.   A list of the name, address, social
                                            security or taxpayer identification
                                            number of each Shareholder, number
                                            of Shares owned, certificate
                                            numbers, and whether any "stops"
                                            have been placed; and

                                       8.   An opinion of counsel for the
                                            Customer, in a form satisfactory to
                                            the Bank, with respect to the due
                                            authorization by the Customer and
                                            the validity and effectiveness of
                                            the use of facsimile signatures by
                                            the Bank in connection with the
                                            countersigning and registering of
                                            Share certificates of the Customer.

                             iii. The Customer shall furnish the Bank with a sufficient supply of blank Share certificates and from time to time will renew such supply upon request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Customer authorized by law or by the By-Laws to sign Share certificates, and, if required, shall bear the corporate seal or a facsimile thereof.

                                       o.
                      AUTHORIZATION AND ISSUANCE OF SHARES

                             i. The Customer shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

                                       1.   A certified copy of the amendment to
                                            the Charter giving effect to such
                                            increase, decrease or change;

                                       2.   An opinion of counsel for the
                                            Customer, in a form satisfactory to
                                            the Bank, with respect to the
                                            validity of the Shares, the
                                            obtaining of all necessary
                                            governmental consents, whether such
                                            Shares are fully paid and
                                            non-assessable and the status of
                                            such Shares under the Securities Act
                                            of 1933, as amended, and any other
                                            applicable federal law or
                                            regulations (I.E., if subject to
                                            registration, that they have been
                                            registered and that the Registration
                                            Statement has become effective or,
                                            if exempt, the specific grounds
                                            therefor); and

                                       3.   In the case of an increase, if the
                                            appointment of the Bank was
                                            theretofore expressly limited, a
                                            certified copy of a resolution of
                                            the Board of Directors of the
                                            Customer increasing the authority of
                                            the Bank.

                             ii. Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Customer shall deliver the following documents to the Bank:

                                       1.   A certified copy of the resolutions
                                            adopted by the Board of Directors
                                            and/or the shareholders of the
                                            Customer authorizing such issuance
                                            of additional Shares of the Customer
                                            or such reduction, as the case may
                                            be;

                                       2.   A certified copy of the order or
                                            consent of each governmental or
                                            regulatory authority required by law
                                            as a prerequisite to the issuance or
                                            reduction of such Shares, as the
                                            case may be, and an opinion of
                                            counsel for the Customer that no
                                            other order or consent is required;
                                            and

                                       3.   An opinion of counsel for the
                                            Customer, in a form satisfactory to
                                            the Bank, with respect to the
                                            validity of the Shares, the
                                            obtaining of all necessary
                                            governmental consents, whether such
                                            Shares are fully paid and
                                            non-assessable and the status of
                                            such Shares under the Securities Act
                                            of 1933, as amended, and any other
                                            applicable law or regulation (I.E.,
                                            if subject to registration, that
                                            they have been registered and that
                                            the Registration Statement has
                                            become effective, or, if exempt, the
                                            specific grounds therefor).

                                       p.
                     RECAPITALIZATION OR CAPITAL ADJUSTMENT

                             i. In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, the Bank will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

                                       1.   A Certificate authorizing the
                                            issuance of Share certificates in
                                            the new form;

                                       2.   A certified copy of any amendment to
                                            the Charter with respect to the
                                            change;

                                       3.   Specimen Share certificates for each
                                            class of Shares in the new form
                                            approved by the Board of Directors
                                            of the Customer, with a Certificate
                                            signed by the Secretary of the
                                            Customer as to such approval;

                                       4.   A certified copy of the order or
                                            consent of each governmental or
                                            regulatory authority required by law
                                            as a prerequisite to the issuance of
                                            the Shares in the new form, and an
                                            opinion of counsel for the Customer
                                            that the order or consent of no
                                            other governmental or regulatory
                                            authority is required; and

                                       5.   An opinion of counsel for the
                                            Customer, in a form satisfactory to
                                            the Bank, with respect to the
                                            validity of the Shares in the new
                                            form, the obtaining of all necessary
                                            governmental consents, whether such
                                            Shares are fully paid and
                                            non-assessable and the status of
                                            such Shares under the Securities Act
                                            of 1933, as amended, and any other
                                            applicable law or regulation (I.E.,
                                            if subject to registration, that the
                                            Shares have been registered and that
                                            the Registration Statement has
                                            become effective or, if exempt, the
                                            specific grounds therefor).

                             ii. The Customer shall furnish the Bank with a sufficient supply of blank Share certificates in the new form, and from time to time will replenish such supply upon the request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Customer authorized by law or by the By-Laws to sign Share certificates and, if required, shall bear the corporate seal or a facsimile thereof.

                                       q.
                         ISSUANCE AND TRANSFER OF SHARES

                             i. The Bank will issue Share certificates upon receipt of a Certificate from an Officer, but shall not be required to issue Share certificates after it has received from an appropriate federal or state authority written notification that the sale of Shares has been suspended or discontinued, and the Bank shall be entitled to rely upon such written notification. The Bank shall not be responsible for the payment of any original issue or other taxes required to be paid by the Customer in connection with the issuance of any Shares.

                             ii.     Shares will be transferred upon
                                     presentation to the Bank of Share
                                     certificates in form deemed by the Bank
                                     properly endorsed for transfer, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes. In the case of small estates where no administration is contemplated, the Bank may, when furnished with an appropriate surety bond, and without further approval of the Customer, transfer Shares registered in the name of the decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by the various states. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on Share certificates are valid and genuine, and for that purpose it may require, unless otherwise instructed by an Officer of the Customer, a guaranty of signature by an

                                     "eligible guarantor institution" meeting the requirements of the Bank, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer. The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Customer shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

                             iii. All certificates representing Shares that are subject to restrictions on transfer (E.G., securities acquired pursuant to an investment representation, securities held by controlling persons, securities subject to stockholders' agreement, etc.), shall be stamped with a legend describing the extent and conditions of the restrictions or referring to the source of such restrictions. The Bank assumes no responsibility with respect to the transfer of restricted securities where counsel for the Customer advises that such transfer may be properly effected.

                                       r.
                           DIVIDENDS AND DISTRIBUTIONS

                             i. The Customer shall furnish to the Bank a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, the record date as of which shareholders entitled to payment, or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Bank on such payment date, or (ii) authorizing the declaration of dividends and distributions on a periodic basis and authorizing the Bank to rely on a Certificate setting forth the information described in subsection (i) of this paragraph.

                             ii. Prior to the payment date specified in such Certificate or resolution, as the case may be, the Customer shall, in the case of a cash dividend or distribution, pay to the Bank an amount of cash, sufficient for the Bank to make the payment, specified in such Certificate or resolution, to the shareholders of record as of such payment date. The Bank will, upon receipt of any such cash, (i) in the case of shareholders who are participants in a dividend reinvestment and/or cash purchase plan of the Customer, reinvest such cash dividends or distributions in accordance with the terms of such plan, and (ii) in the case of shareholders who are not participants in any such plan, make payment of such cash dividends or distributions to the shareholders of record as of the record date by mailing a check, payable to the registered shareholder, to the address of record or dividend mailing address. The Bank shall not be liable for any improper payment made in accordance with a Certificate or resolution described in the preceding paragraph. If the Bank shall not receive sufficient cash prior to the payment date to make payments of any cash dividend or distribution pursuant to subsections (i) and (ii) above to all shareholders of the Customer as of the record date, the Bank shall, upon notifying the Customer, withhold payment to all shareholders of the Customer as of the record date until sufficient cash is provided to the Bank.

                             iii. It is understood that the Bank shall in no way be responsible for the determination of the rate or form of dividends or distributions due to the shareholders.

                             iv. It is understood that the Bank shall file such appropriate information returns concerning the payment of dividends and distributions with the proper federal, state and local authorities as are required by law to be filed by the Customer but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent required of it by applicable law.

                                       s.
                             CONCERNING THE CUSTOMER

                             i. The Customer shall promptly deliver to the Bank written notice of any change in the Officers authorized to sign Share certificates, Certificates, notifications or requests, together with a specimen signature of each new Officer. In the event any Officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, the Bank may issue such Share certificates as the Share certificates of the Customer notwithstanding such death, resignation or removal, and the Customer shall promptly deliver to the Bank such approvals, adoptions or ratifications as may be required by law.

                             ii. Each copy of the Charter of the Customer and copies of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of incorporation, and if such Charter and/or amendments are required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Bank. Each copy of the By-Laws and copies of all amendments thereto, and copies of resolutions of the Board of Directors of the Customer, shall be certified by the Secretary or an Assistant Secretary of the Customer under the corporate seal.

                             iii.    Customer hereby represents and warrants:

                                       1.   It is a statutory trust duly
                                            organized and validly existing under
                                            the laws of Delaware.

                                       2.   This Agreement has been duly
                                            authorized, executed and delivered
                                            on its behalf and constitutes the
                                            legal, valid and binding obligation
                                            of Customer. The execution, delivery
                                            and performance of this Agreement by
                                            Customer do not and will not violate
                                            any applicable law or regulation and
                                            do not require the consent of any
                                            governmental or other regulatory
                                            body except for such consents and
                                            approvals as have been obtained and
                                            are in full force and effect.

                                       t.
                               CONCERNING THE BANK

                             i. The Bank shall not be liable and shall be fully protected in acting upon any writing or document reasonably believed by it to be genuine and to have been given, signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from an Officer of the Customer. It shall also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the duly authorized Officer or Officers of the Customer and the proper countersignature of the Bank.

                             ii. The Bank may establish such additional procedures, rules and regulations governing the transfer or registration of Share certificates as it may deem advisable and consistent with such rules and regulations generally adopted by bank transfer agents.

                             iii. The Bank may keep such records as it deems advisable but not inconsistent with resolutions adopted by the Board of Directors of the Customer. The Bank may deliver to the Customer from time to time at its discretion, for safekeeping or disposition by the Customer in accordance with law, such records, papers, Share certificates which have been cancelled in transfer or exchange and other documents accumulated in the execution of its duties hereunder as the Bank may deem expedient, other than those which the Bank is itself required to maintain pursuant to applicable laws and regulations, and the Customer shall assume all responsibility for any failure thereafter to produce any record, paper, cancelled Share certificate or other document so returned, if and when required. The records maintained by the Bank pursuant to this paragraph which have not been previously delivered to the Customer pursuant to the foregoing provisions of this paragraph shall be considered to be the property of the Customer, shall be made available upon request for inspection by the Officers, employees and auditors of the Customer, and shall be delivered to the Customer upon request and in any event upon the date of termination of this Agreement, as specified in Article IX of this Agreement, in the form and manner kept by the Bank on such date of termination or such earlier date as may be requested by the Customer.

                             iv.     The Bank may employ agents or
                                     attorneys-in-fact at the expense of the
                                     Customer to perform its obligations
                                     hereunder, and shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as the Bank acts in good faith and without negligence or willful misconduct in connection with the selection of such agents or attorneys-in-fact.

                             v. The Bank shall only be liable for any loss or damage arising out of its own negligence or willful misconduct, provided, however, that the Bank shall not be liable for any indirect, special, punitive or consequential damages.

                             vi. The Customer shall indemnify and hold harmless the Bank from and against any and all claims (whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney's fees, which the Bank may sustain or incur or which may be asserted against the Bank except for any liability which the Bank has assumed pursuant to the immediately preceding section. The Bank shall be deemed not to have acted with negligence and not to have engaged in willful misconduct by reason of or as a result of any action taken or omitted to be taken by the Bank without its own negligence or willful misconduct in reliance upon (i) any provision of this Agreement, (ii) any instrument, order or Share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized Officer of the Customer, (iii) any Certificate or other written instructions of an Officer, (iv) any opinion of legal counsel for the Customer or the Bank, or (v) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed. Nothing contained herein shall limit or in any way impair the right of the Bank to indemnification under any other provision of this Agreement.

                             vii. Specifically, but not by way of limitation, the Customer shall indemnify and hold harmless the Bank from and against any and all claims (whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney's fees, of any and every nature which the Bank may sustain or incur or which may be asserted against the Bank in connection with the genuineness of a Share certificate, the Bank's due authorization by the Customer to issue Shares and the form and amount of authorized Shares.

                             viii. The Bank shall not incur any liability hereunder if by reason of any act of God or war or other circumstances beyond its control, it, or its employees, officers or directors shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed or by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Agreement it is provided shall or may be done or performed.

                             ix.     At any time the Bank may apply to an
                                     Officer of the Customer for written
                                     instructions with respect to any matter
                                     arising in connection with the Bank's
                                     duties and obligations under this
                                     Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such written instructions. Such application by the Bank for instructions from an Officer of the Customer may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted. The Bank may consult counsel to the Customer or its own counsel, at the expense of the Customer, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the opinion of such counsel.

                             x.      When mail is used for delivery of
                                     non-negotiable Share certificates, the
                                     value of which does not exceed the limits of the Bank's Blanket Bond, the Bank shall send such non-negotiable Share certificates by first class mail, and such deliveries will be covered while in transit by the Bank's Blanket Bond. Non-negotiable Share certificates, the value of which exceed the limits of the Bank's Blanket Bond, will be sent by insured registered mail. Negotiable Share certificates will be sent by insured registered mail. The Bank shall advise the Customer of any Share certificates returned as undeliverable after being mailed as herein provided for.

                             xi. The Bank may issue new Share certificates in place of Share certificates represented to have been lost, stolen or destroyed upon receiving instructions in writing from an Officer and indemnity satisfactory to the Bank. Such instructions from the Customer shall be in such form as approved by the Board of Directors of the Customer in accordance with applicable law or the By-Laws of the Customer governing such matters. If the Bank receives written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, the Bank shall promptly notify the Customer and shall act pursuant to written instructions signed by an Officer. If the Customer receives such written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, the Customer shall promptly notify the Bank and the Bank shall act pursuant to written instructions signed by an Officer. The Bank shall not be liable for any act done or omitted by it pursuant to the written instructions described herein. The Bank may issue new Share certificates in exchange for, and upon surrender of, mutilated Share certificates.

                             xii. The Bank will issue and mail subscription warrants for Shares, Shares representing stock dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Officer and such other documents as the Bank may deem necessary.

                             xiii. The Bank will supply shareholder lists to the Customer from time to time upon receiving a request therefor from an Officer of the Customer.

                             xiv. In case of any requests or demands for the inspection of the shareholder records of the Customer, the Bank will notify the Customer and endeavor to secure instructions from an Officer as to such inspection. The Bank reserves the right, however, to exhibit the shareholder records to any person whenever it is advised by its counsel that there is a reasonable likelihood that the Bank will be held liable for the failure to exhibit the shareholder records to such person.

                             xv. At the request of an Officer, the Bank will address and mail such appropriate notices to shareholders as the Customer may direct.

                             xvi. Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

                                       1.   The legality of the issue, sale or
                                            transfer of any Shares, the
                                            sufficiency of the amount to be
                                            received in connection therewith, or
                                            the authority of the Customer to
                                            request such issuance, sale or
                                            transfer;

                                       2.   The legality of the purchase of any
                                            Shares, the sufficiency of the
                                            amount to be paid in connection
                                            therewith, or the authority of the
                                            Customer to request such purchase;

                                       3.   The legality of the declaration of
                                            any dividend by the Customer, or the
                                            legality of the issue of any Shares
                                            in payment of any stock dividend; or

                                       4.   The legality of any recapitalization
                                            or readjustment of the Shares.

                             xvii. The Bank shall be entitled to receive and the Customer hereby agrees to pay to the Bank for its performance hereunder (i) out-of-pocket expenses (including legal expenses and attorney's fees) incurred in connection with this Agreement and its performance hereunder, and (ii) the compensation for services as set forth in
                                     Schedule I.

                             xviii. The Bank shall not be responsible for any money, whether or not represented by any check, draft or other instrument for the payment of money, received by it on behalf of the Customer, until the Bank actually receives and collects such funds.

                             xix. In no event shall the Bank be required to accept or act upon any oral instructions; regardless of the circumstances.

                             xx.     The Bank shall have no duties or
                                     responsibilities whatsoever except such
                                     duties and responsibilities as are
                                     specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement.

                                       u.
                                   TERMINATION

     Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 30 days after the date of receipt of such notice. In the event such notice is given by the Customer, it shall be accompanied by a copy of a resolution of the Board of Directors of the Customer, certified by its Secretary, electing to terminate this Agreement and designating a successor transfer agent or transfer agents. In the event such notice is given by the Bank, the Customer shall, on or before the termination date, deliver to the Bank a copy of a resolution of its Board of Directors certified by its Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Customer, the Bank may designate a successor transfer agent. If the Customer fails to designate a successor transfer agent and if the Bank is unable to find a successor transfer agent, the Customer shall, upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, be deemed to be its own transfer agent and the Bank shall thereafter be relieved of all duties and responsibilities hereunder. Upon termination hereof, the Customer shall pay to the Bank such compensation as may be due to the Bank as of the date of such termination, and shall reimburse the Bank for any disbursements and expenses made or incurred by the Bank and payable or reimbursable hereunder.

                                       v.
                                  MISCELLANEOUS

                             i. The indemnities contained herein shall be continuing obligations of the Customer, its successors and assigns, notwithstanding the termination of this Agreement.

                             ii. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Customer shall be sufficiently given if addressed to the Customer and mailed or delivered to it at 1065 Avenue of the Americas, 31st Floor, New York, New York 10018, Attention: Rodd Baxter, or at such other place as the Customer may from time to time designate in writing.

                             iii. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank shall be sufficiently given if addressed to the Bank and mailed or delivered to it at its office at 101 Barclay Street (12W), New York, New York 10286 or at such other place as the Bank may from time to time designate in writing.

                             iv.     This Agreement may not be amended or
                                     modified in any manner except by a written agreement duly authorized and executed by both parties. Any duly authorized Officer may amend any Certificate naming Officers authorized to execute and deliver Certificates, instructions, notices or other instruments, and the Secretary or any Assistant Secretary may amend any Certificate listing the shares of capital stock of the Customer for which the Bank performs Services hereunder.

                             v. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the prior written consent of the other party, and provided, further, that any reorganization, merger, consolidation, or sale of assets, by the Bank shall not be deemed to constitute an assignment of this Agreement.

                             vi. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

                             vii. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts, together, shall constitute only one instrument.

                             viii.   The provisions of this Agreement are
                                     intended to benefit only the Bank and the Customer, and no rights shall be granted to any other person by virtue of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


Attest:
                                       -----------------------------------------


                                       By:
-----------------------------             --------------------------------------

Name:                                     Name:

Title:                                    Title:


Attest:                                THE BANK OF NEW YORK


                                       By:
-----------------------------             --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                 -------------------------------

                                   SCHEDULE I

                                                                     NON-PROFILE

================================================================================


                         STOCK TRANSFER AGENCY AGREEMENT


                                     between


                         -------------------------------


                                       and


                              THE BANK OF NEW YORK


                              Dated as of _________


                      ACCOUNT NUMBER(S) [________________]


================================================================================